Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into the Registration Statement (File No. 333-146221) on Form S-8 of our Report of Independent Registered Public Accounting Firm, dated March 31, 2010 relating to the consolidated financial statements of Birmingham Bloomfield Bancshares, Inc. as of December 31, 2009 which appear in this Form 10-K of Birmingham Bloomfield Bancshares, Inc. for the year ended December 31, 2009.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
March 31, 2010

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